Exhibit 10.1

PEGASUS DIGITAL MOBILITY ACQUISITION CORP.

PEGASUS DIGITAL MOBILITY SPONSOR LLC

GEBR. SCHMID GMBH

PEGASUS TOPCO B.V.

AND

CERTAIN MEMBERS OF
THE BOARD OF DIRECTORS AND/OR MANAGEMENT TEAM OF
PEGASUS DIGITAL MOBILITY ACQUISITION CORP.

AGREEMENT ON USE OF PEGASUS CLASS B SHARES AND
STOCK EXCHANGE LISTING

This Agreement on the Use of Pegasus Class B Shares and Stock Exchange Listing (the "Agreement") is made and entered into as of 27 February 2024

BY AND AMONG

(1)	Pegasus Digital Mobility Acquisition Corp., a Cayman Islands exempted company ("Pegasus"),

(2)	Pegasus Digital Mobility Sponsor LLC, a Cayman Islands limited liability company (the "Sponsor"),

(3)	Gebr. Schmid GmbH, a German limited liability company ("Schmid"),

(4)	Pegasus TopCo B.V., a Dutch private limited liability company ("TopCo"), and

(5)	each of the undersigned individuals, each of whom is a member of the Pegasus board of directors and/or management team (the "Insiders") (together the "Parties" and each a "Party").

RECITALS

WHEREAS, Pegasus, Schmid, and TopCo are parties to a Business Combination Agreement dated May 31, 2023 amended by the First Amendment to Business Combination Agreement dated September 26, 2023 and further amended by the Second Amendment to Business Combination Agreement dated January 29, 2024 (together, the "BCA"), pursuant to which, among other things, TopCo will become a publicly listed company and the shareholders of Pegasus and the shareholders of Schmid will become shareholders of TopCo through a series of transactions (the "Business Combination");

WHEREAS, a condition to the consummation of the Business Combination as set out in the BCA is the conditional approval of TopCo's initial listing application to the New York Stock Exchange ("NYSE") and the satisfaction of any applicable initial and continuing listing requirements of the NYSE following the consummation of the Business Combination;

WHEREAS, Pegasus, the Insiders and the Sponsor are parties to a letter agreement dated October 21, 2021 (the "Insider Letter"), pursuant to which, among other things, the Transfer (as defined in the Insider Letter) of Class B ordinary shares of Pegasus (the "Pegasus Class B Shares") is restricted and Lock-Up Periods (as defined in the Insider Letter) are imposed on the holders of such Pegasus Class B Shares;

WHEREAS, the Sponsor, Pegasus, Schmid, and TopCo are parties to the Sponsor Agreement dated May 31, 2023 (the "Sponsor Agreement"), pursuant to which, among other things, the Transfer (as defined in the Sponsor Agreement) of Pegasus Class B Shares is restricted and Lock-Up Periods (as defined in the Sponsor Agreement) are imposed on the holders of such Pegasus Class B Shares, and 2,812,500 Pegasus Class B Shares are reserved for use to negotiate non-redemption agreements with certain holders of Class A ordinary shares of Pegasus (the "Pegasus Class A Shares") or to enter into additional PIPE subscription agreements with investors, and any such Pegasus Class B Shares which are not used for this purpose, shall be cancelled at the time of consummation of the Business Combination.

NOW, THEREFORE, the Parties hereto agree as follows:

1.	Pursuant to Section 6 of the Sponsor Agreement and as referenced in Section 2.2 (a)(vi)(C) of the BCA,

a.	2,812,500 Pegasus Class B Shares are to be used as incentives to entice existing holders of Pegasus Class A Shares or new investors (which will receive Pegasus Class A Shares or an equivalent number of TopCo shares) to enter into non-redemption and investment agreements generally in the form attached as Annex A to this Agreement (the "Non-Redemption Agreements"), and

b.	any of these 2,812,500 Pegasus Class B Shares not used as set out in (a) of this Section 1 will be forfeited and cancelled by the Sponsor and Insiders (as defined in the Sponsor Agreement) upon consummation of the Business Combination.

2.	To enable the use of the 2,812,500 Pegasus Class B Shares as set out in Section 1 (a) of this Agreement and solely for such purposes, Pegasus, Schmid and TopCo hereby agree to lift and waive any restrictions on the Transfer of or Lock-Up Periods applying to these 2,812,500 Pegasus Class B Shares as set forth in, inter alia, Sections 3, 7 (a) and 7 (c) of the Insider Letter and Sections 3 and 5 of the Sponsor Agreement. For the avoidance of doubt, the restrictions lifted and waived under this Section 2 shall also be lifted and waived for any recipients of Pegasus Class B Shares under a Non-Redemption Agreement for the purposes of enabling the use of the 2,812,500 Pegasus Class B Shares as set out in Section 1 (a) of this Agreement.

3.	The condition to the consummation of the Business Combination as set out in the BCA regarding the TopCo stock exchange listing, which previously specified the NYSE, will be satisfied if TopCo's initial listing application to either the NYSE or the NASDAQ Stock Market (the "NASDAQ") are conditionally approved and if applicable initial and continuing listing requirements of either stock exchange are satisfied following the consummation of the Business Combination. For the avoidance of doubt, any requirement under the BCA specifying TopCo must list its shares on the NYSE shall apply mutatis mutandis to the NASDAQ.

4.	This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the Parties hereunder shall terminate without any further liability on the part of any Party in respect thereof, upon the earlier to occur of (the "Termination Date") (a) at consummation of the Business Combination, (b) such date and time as the BCA is validly terminated in accordance with its terms or (c) the mutual written agreement of the Parties hereto; provided that nothing herein will relieve any Party from liability for any breach hereof prior to the Termination Date, and each Party will be entitled to any remedies at law or in equity to recover.

5.	The terms, conditions and provisions of the BCA, the Insider Letter and the Sponsor Agreement, as amended by this Agreement, remain in full force and effect.

6.	Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in the Sponsor's capacity as a record holder and beneficial owner of Pegasus Class B Shares, each Insider makes no agreement or understanding herein in any capacity other than in such Insider's capacity as a record holder and beneficial owner of Pegasus Class B Shares or as a direct or indirect investor in the Sponsor, and not, in the case of any Insider, in such Insider's capacity as a director, officer or employee of Pegasus, and (b) nothing herein will be construed to limit or affect any action or inaction by any Insider or any representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of Pegasus or as an officer, employee or fiduciary of Pegasus, in each case, acting in such person's capacity as a director, officer, employee or fiduciary of Pegasus.

7.	This Agreement and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. Any proceeding or actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court therefrom) and each of the parties irrevocably (a) submits to the exclusive jurisdiction of each such court in any such proceeding or action, (b) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (c) agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court and (d) agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. For the avoidance of doubt, any matters not provided for under this Section will be governed by Section 12 of the BCA.

8.	This Agreement may be executed in counterparts (including by means of facsimile or scanned and emailed signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

[Signature pages follow]

PEGASUS DIGITAL MOBILITY ACQUISITION CORP.

By:	/s/ F. Jeremey Mistry
Name:	F. Jeremey Mistry
Title:	Chief Financial Officer

PEGASUS DIGITAL MOBILITY SPONSOR LLC

By:	/s/ James Condon
Name:	James Condon
Title:	Authorized Person

GEBR. SCHMID GMBH

By:	/s/ Christan Schmid	/s/ Julia Natterer
Name:	Christian Schmid	Julia Natterer
Title:

PEGASUS TOPCO B.V.

By:	/s/ Stefan Berger
Name:	Stefan Berger
Title:	Director

PEGASUS DIGITAL MOBILITY ACQUISITION CORP. Board of Directors & Management Team

Sir Dr. Ralf Speth
/s/ Dr. Ralf Speth

F. Jeremey Mistry
/s/ F. Jeremey Mistry

Stefan Berger
/s/ Stefan Berger

Patrick Miller
/s/ Patrick Miller

James Condon
/s/ James Condon

Florian Wolf
/s/ Florian Wolf

Steven J. Norris
/s/ Steven J. Norris

Jeffrey H. Foster
/s/ Jeffrey H. Foster

John Doherty
/s/ John Doherty

Annex A

[Non-Redemption Agreement]

NON-REDEMPTION AND INVESTMENT AGREEMENT

This Non-Redemption and Investment Agreement (this “Agreement”) is entered as of [●], 2024 by and among Pegasus Digital Mobility Acquisition Corp., a Cayman Islands exempted company (“Pegasus”), Pegasus Digital Mobility Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), Pegasus TopCo B.V. (“TopCo”), and the undersigned investor (the “Investor”).

RECITALS

WHEREAS, the Sponsor currently holds Class B ordinary shares, par value $0.0001 per share, of Pegasus (the “Founder Shares”);

WHEREAS, Pegasus expects to hold an extraordinary general meeting of its shareholders (the “Meeting”) for the purpose of approving, among other things, the business combination transaction (the “Business Combination”) contemplated by that certain Business Combination Agreement, dated as of May 31, 2023 (and as amended by the First Amendment to Business Combination Agreement dated September 26, 2023, and the Second Amendment to Business Combination Agreement dated January 29, 2024, and as may be further amended from time to time, the “Business Combination Agreement”), between, among others, Pegasus and Gebr. Schmid GmbH (“Schmid”);

WHEREAS, the shareholders of Pegasus may redeem their Class A ordinary shares, par value $0.0001 per share, of Pegasus initially sold as part of the units in Pegasus’s initial public offering (whether they were purchased in Pegasus’s initial public offering or thereafter in the open market) (the “Public Shares” and together with the Founder Shares, the “Ordinary Shares”) in connection with the shareholder vote on the Business Combination, on the terms set forth in the Pegasus Memorandum and Articles of Association (“Redemption Rights”);

WHEREAS, Pegasus, the Sponsor and the other parties thereto entered into a letter agreement dated October 21, 2021 (the “Insider Letter”) pursuant to which the transfer of the Founder Shares before the expiration of the Lock-Up Period (as defined in the Insider Letter) is subject to certain restrictions contained therein;

WHEREAS, Pegasus, the Sponsor, Schmid and Pegasus TopCo B.V. entered into a sponsor agreement dated May 31, 2023 (the “Sponsor Agreement”) pursuant to which the transfer of the Founder Shares before the expiration of the Lock-Up Period (as defined in the Sponsor Agreement) is subject to certain restrictions contained therein;

WHEREAS, Pegasus, Schmid TopCo, and the other parties thereto have agreed to lift and waive the applicable restrictions on transfers and lock-up periods in the Insider Letter and Sponsor Agreement in relation to the Founder Shares that are transferred to the Investor in an agreement dated February [27], 2024;

WHEREAS, subject to the terms and conditions of this Agreement, the Sponsor desires to transfer to Investor, and Investor desires to acquire from the Sponsor, that number of Founder Shares set forth opposite such Investor’s name on Exhibit A (the “Assigned Securities”), to be transferred to Investor in connection with Pegasus’s completion of its Business Combination, and, prior to the transfer of the Assigned Securities to Investor, the Sponsor desires to assign the economic benefits of the Assigned Securities to Investor.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor and the Sponsor hereby agree as follows:

1.	Terms of Transfer.

1.1.	Upon the terms and subject to the conditions of this Agreement, if (a) as of 5:30 p.m., Eastern time, on the date of the Meeting (the "Applicable Class A Shares Holding Time"), Investor holds the Investor Shares (as defined below) whether of record or beneficially, (b) Investor does not exercise (or exercised and validly rescinds) its Redemption Rights with respect to such Investor Shares in connection with the Meeting, and (c) the Business Combination and the other matters put to the vote of Pegasus shareholders which are necessary for the consummation of the Business Combination (the "Required Shareholder Approval Matters") are authorized and approved at the Meeting (conditions (a), (b) and (c) together, the “Pre-Conditions”), then the Sponsor hereby agrees to assign and transfer to Investor for no additional consideration the Assigned Securities set forth on Exhibit A, and the Sponsor further agrees to assign to Investor the Economic Interest (as defined below) associated with the Assigned Securities. “Investor Shares” shall mean an amount of the Public Shares presently held by Investor, whether of record or beneficially, as detailed in Schedule A. Where Investor does not hold Public Shares in an amount sufficient to satisfy their commitment amount as shown in Schedule A at the Applicable Class A Shares Holding Time or where Investor does not hold Public Shares at all at the Applicable Class A Shares Holding Time, Investor hereby commits itself to purchase, at a purchase price equal to the redemption price for Public Shares for each share, an amount of TopCo shares equal to the Investor Shares not held by Investor (“New Shares”), subject to the following limitation: the maximum amount of New Shares to be issued by TopCo to all investors entering into non-redemption and investment agreements shall not exceed (i) 4,500,017 Class A Ordinary Shares less (ii) the amount of Public Shares which were not redeemed in connection with the Meeting (where the number of such New Shares were to exceed the number of shares available for issue by TopCo under such maximum amount, the New Shares shall be issued pro rata to all investors who entered into non-redemption and investment agreements subscribing to New Shares and the number of Founder Shares to be transferred to such investors by the Sponsor as set forth in Schedule A shall be reduced pro-rata to the reduced number of New Shares issued to the investors).

1.2.	The Sponsor and Pegasus agree to provide Investor with the information on the final number of Investor Shares and/or New Shares subject to this Agreement no later than 9.00 a.m. Eastern on the first business day following the date of the Meeting (and in all cases a sufficient amount of time to allow Investor to reverse any exercise of Redemption Rights with regard to any Investor Shares, if applicable). For the avoidance of doubt, the shares issued by TopCo to Investor at the closing of the Business Combination will not be subject to any limitations set out in the Insider Letter.

1.3.	The Sponsor and Investor hereby agree that the transfer and assignment of the Assigned Securities hereunder shall be subject to the conditions that, and shall not be effected unless and until, (i) the satisfaction of the Pre-Conditions; and (ii) Investor (or its Permitted Transferees) executes the Joinder (as defined in Section 1.8) and (iii) in case of the issuance by TopCo of New Shares, until the Investor has paid the purchase price for the New Shares to an account of TopCo, the details of which will be provided to Investor by Sponsor (which shall be at the latest on the day of the closing of the Business Combination). For purposes hereof, “Permitted Transferee” means any affiliate of Investor.

Upon the satisfaction of the foregoing conditions, the Sponsor shall promptly transfer the Assigned Securities to Investor (or its Permitted Transferee) free and clear of any liens or other encumbrances.

1.4.	Adjustment to Share Amounts. If at any time the number of outstanding Founder Shares is increased or decreased by a consolidation, combination, subdivision or reclassification of the Ordinary Shares or other similar event, then, as of the effective date of such consolidation, combination, subdivision, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in the Ordinary Shares. The foregoing shall not apply to a reclassification of the share capital of Pegasus in connection with the closing of the Business Combination.

1.5.	Merger or Reorganization, etc. If prior to the transfer of the Assigned Securities to Investor there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving Pegasus in which its Ordinary Shares are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of Ordinary Shares, the Sponsor shall transfer, with respect to each Founder Share to be transferred hereunder, upon the Sponsor’s receipt thereof, the kind and amount of securities, cash or other property into which the Assigned Securities converted or exchanged and the Economic Interest shall be with respect to such kind and amount of securities, cash or other property.

1.6.	Forfeitures, Transfers, etc. Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges or earn-outs for any reason on the Assigned Securities.

1.7.	Delivery of Shares; Other Documents. At the time of the transfer of Assigned Securities hereunder, the Sponsor shall deliver the Assigned Securities to Investor by transfer of book-entry shares effected through Pegasus’s transfer agent. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.8.	Assignment of Registration Rights. Concurrent with the transfer of Assigned Securities to Investor under this Agreement, the Sponsor hereby assigns all of its rights, duties and obligations to Investor with respect to the Assigned Securities under that certain TopCo Registration Rights Agreement, by and among Pegasus, the Sponsor, TopCo and the other parties signatory thereto (the “Registration Rights Agreement”), and hereby represents and confirms to Investor that, upon Investor’s receipt of the Assigned Securities, (i) Investor shall be a “Holder” under the Registration Rights Agreement and (ii) the Assigned Securities shall be “Registrable Securities” under the Registration Rights Agreement. This Agreement constitutes the Sponsor’s written notice to Pegasus of such assignment in accordance with the Registration Rights Agreement (if required). Investor shall execute the Joinder, pursuant to which, Investor will be bound by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the Assigned Securities (upon acquisition thereof) as “Registrable Securities” thereunder.

1.9.	Termination. This Agreement and each of the obligations of the undersigned shall terminate on the earlier of (a) the failure of Pegasus’s shareholders to approve the Required Shareholder Approval Matters at the Meeting, (b) Pegasus’s abandonment of the Business Combination prior to consummation, (c) the fulfilment of all obligations of parties hereto, (d) the liquidation or dissolution of Pegasus, (e) the mutual written agreement of the parties hereto; or (f) if Investor exercises its Redemption Rights with respect to any Investor Shares in connection with the Meeting and does not validly rescind such redemption request. Notwithstanding any provision in this Agreement to the contrary, the Sponsor’s obligation to transfer the Assigned Securities to Investor shall be conditioned on (i) the satisfaction of the conditions set forth in Section 1.3 and (ii) such Investor Shares not being redeemed in connection with the Meeting.

2.	Assignment of Economic Interest.

2.1.	Upon satisfaction of the conditions set forth in Section 1.3, the Sponsor hereby assigns to Investor all of its economic right, title and interest in and to that number of Assigned Securities set forth on Exhibit A (the “Economic Interest”), subject to adjustment as set forth in Section 2.2. The Economic Interest represents the Sponsor’s right to receive dividends and other distributions made by Pegasus allocated to that number of Assigned Securities set forth on Exhibit A represented by the Founder Shares held directly by the Sponsor. This Agreement constitutes the Sponsor’s written notice to Pegasus of such assignment of the Economic Interest.

2.2.	If at any time the number of outstanding Founder Shares is increased or decreased by a consolidation, combination, subdivision or reclassification or other similar event, then, as of the effective date of such consolidation, combination, subdivision, reclassification or similar event, the number of shares underlying the Economic Interest shall be adjusted in proportion to such increase or decrease in outstanding Founder Shares. The foregoing shall not apply to a reclassification of the share capital of Pegasus in connection with the closing of the Business Combination.

2.3.	Investor acknowledges and agrees that it is not a member of Sponsor, it has no right to vote on matters of the Sponsor as a result of the Assigned Securities or Economic Interest, or to vote with respect to any Assigned Securities, and it has no right to vote Assigned Securities prior to transfer of any such shares to Investor pursuant to this Agreement.

2.4.	Investor acknowledges and agrees that if it has a right pursuant to its Economic Interest to receive any dividends or other distributions paid in Ordinary Shares or other non-cash property, the Sponsor shall transfer all of its right, title and interest in such dividends or distributions concurrently with the transfer of the Assigned Securities to such Investor pursuant to Section 1. The Sponsor agrees to hold all such money in trust and agrees that it shall not withdraw any such funds once received prior to the transfer of the Assigned Securities to Investor.

2.5.	If the conditions to the transfer of the Founder Shares in Section 1.3 are not satisfied with respect to any Founder Shares, then Investor shall automatically assign its Economic Interest in such Founder Shares back to the Sponsor, for no consideration.

3.	Representations and Warranties of Investor. Investor represents and warrants to, and agrees with, the Sponsor and Pegasus that:

3.1.	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Assigned Securities.

3.2.	Accredited Investor. At the time Investor was offered the Assigned Securities (including the Economic Interest), it was, and as of the date hereof such Investor is, an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the offer and sale contemplated hereby are being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

3.3.	No General Solicitation. Such Investor did not learn of the investment in the Assigned Securities as a result of any general solicitation or general advertising.

3.4.	Intent. Investor is acquiring the Assigned Securities solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted) and not with a view to the distribution thereof in violation of the Securities Act, and Investor has no present arrangement to sell Assigned Securities to or through any person or entity except as may be permitted hereunder.

3.5.	Restrictions on Transfer; Trust Account; Redemption Rights.

3.5.1.	Investor acknowledges and agrees that the Assigned Securities are not entitled to, and have no redemption rights nor any other right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of Pegasus’s initial public offering were deposited (the “Trust Account”) or are distributed as a result of any dissolution or liquidation of Pegasus or liquidation of the Trust Account.

3.5.2.	Investor, solely for the benefit of and, notwithstanding anything else herein, enforceable only by Pegasus, irrevocably agrees to waive any right that it may have to elect to have Pegasus redeem any Investor Shares, and agrees not to redeem or otherwise exercise any right to redeem the Investor Shares, in each case solely in connection with the Business Combination, and agrees to reverse and revoke any prior redemption elections made with respect to the Investor Shares in connection with the Business Combination. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit Investor’s ability (i) to redeem any Public Shares other than the Investor Shares, (ii) to trade or redeem any Public Shares (other than the Investor Shares) in its discretion and at any time or (iii) to trade or redeem any Investor Shares in its discretion and at any time after the date of the Meeting.

3.5.3.	Investor, solely for the benefit of and, notwithstanding anything else herein, enforceable only by Pegasus, irrevocably agrees to waive, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Companies Act of the Cayman Islands or any other similar statute in connection with the Business Combination, including the merger of Pegasus, contemplated the Business Combination Agreement.

3.5.4.	Investor acknowledges and understands that (a) the Assigned Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer Assigned Securities, such Assigned Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction, and (b) the Assigned Securities may be subject to legends and stock transfer instructions consistent with the foregoing. Investor agrees that, if any transfer of the Assigned Securities or any interest therein is proposed to be made (other than pursuant to an effective registration statement or Rule 144 under the Securities Act), as a condition precedent to any such transfer, Investor may be required to deliver to Pegasus an opinion of counsel satisfactory to Pegasus that registration is not required with respect to the Assigned Securities to be transferred. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Assigned Securities.

3.6.	Sophisticated Investor. Investor is sophisticated in business and financial matters and able to evaluate the risks and benefits of the investment in the Assigned Securities.

3.7.	Risk of Loss. Investor is aware that an investment in the Assigned Securities is highly speculative and subject to substantial risks. Investor is cognizant of and understands the risks related to the acquisition of the Assigned Securities. Investor is able to bear the economic risk of its investment in the Assigned Securities for an indefinite period of time and able to sustain a complete loss of such investment.

3.8.	Independent Investigation. Investor has relied upon an independent investigation of Pegasus and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from Pegasus or the Sponsor or any representatives or agents of Pegasus or the Sponsor, other than the representations of the Sponsor as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of Pegasus and has had an opportunity to ask questions of, and receive answers from, Pegasus’s management concerning Pegasus and the terms and conditions of the proposed sale of the Assigned Securities and has had full access to such other information concerning Pegasus as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

3.9.	Disclosure of Information. Investor or its advisor has had an opportunity to receive, review and understand all information related to Pegasus requested by it and to ask questions of and receive answers from Pegasus regarding Pegasus, its business and the terms and conditions of the offering of the Assigned Securities, and has conducted and completed its own independent due diligence. Such Investor acknowledges receipt of copies of Pegasus’s filings made with the U.S. Securities and Exchange Commission (the “SEC”) that are available on the SEC’s EDGAR system. Based on the information such Investor or its advisor has deemed appropriate, and without reliance on Pegasus, Sponsor or its advisor, Investor has independently made its own analysis and decision to enter into this Agreement. Such Investor or its advisor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate), including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

3.10.	Organization and Authority. If an entity, Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the Assigned Securities, enter into this Agreement and perform all the obligations required to be performed by Investor hereunder.

3.11.	Non-U.S. Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Assigned Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Assigned Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale or transfer of the Assigned Securities. Investor’s subscription and payment for and continued beneficial ownership of the Assigned Securities will not violate any applicable securities or other laws of Investor’s jurisdiction.

3.12.	Authority. This Agreement has been validly authorized, executed and delivered by Investor and is a valid and binding agreement enforceable against Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.13.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby will not (i) result in a violation of Investor’s organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not reasonably be expected to prevent Investor from fulfilling its obligations under this Agreement.

3.14.	No Intent to Effect a Change of Control; Ownership. Such Investor has no present intent to effect a “change of control” of Pegasus as such term is understood under the rules promulgated pursuant to Section 13(d) of the Securities Exchange Act of 1934 Act, as amended (the “Exchange Act”).

3.15.	No Advice from Sponsor or Pegasus. Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Sponsor explicitly made in this Agreement, Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of the Sponsor or any of its representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, the Sponsor, Pegasus, the Assigned Securities, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.16.	Reliance on Representations and Warranties. Investor understands that the Assigned Securities are being offered and transferred to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Sponsor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

3.17.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Investor in connection with the acquisition of the Assigned Securities nor is Investor entitled to or will accept any such fee or commission.

3.18.	No Pending Actions. There is no action pending against Investor or, to the Investor’s knowledge, threatened against Investor, before any court, arbitrator or governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Investor of its obligations under this Agreement.

4.	Representations and Warranties of Sponsor. The Sponsor represents and warrants to, and agrees with, Investor that:

4.1.	Power and Authority. The Sponsor is a limited liability company duly formed and validly existing and in good standing under the laws of the Cayman Islands and possesses all requisite limited liability company power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Sponsor hereunder, including the assignment, sale and transfer the Assigned Securities and the assignment of the Economic Interest.

4.2.	Authority. All corporate action on the part of the Sponsor and its officers, managers and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Sponsor required pursuant hereto has been taken. This Agreement has been duly executed and delivered by the Sponsor and (assuming due authorization, execution and delivery by Investor) constitutes the Sponsor’s legal, valid and binding obligation, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

4.3.	Title to Securities. The Sponsor is the record and beneficial owner of, and has good and marketable title to, the Assigned Securities and will, immediately prior to the transfer of the Assigned Securities to Investor, be the record and beneficial owner of the Assigned Securities, in each case, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally and applicable securities laws). The Assigned Securities to be transferred, when transferred to Investor as provided herein, will be free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions under applicable securities laws). The Assigned Securities are duly authorized, fully paid, and non-assessable.

4.4.	No General Solicitation. The Sponsor has not offered the Assigned Securities by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or the internet or broadcast over television, radio or the internet or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.5.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Sponsor in connection with the transfer of the Assigned Securities nor is the Sponsor entitled to or will accept any such fee or commission.

4.6.	Transfer Restrictions. Until termination of this Agreement, the Sponsor shall retain a number of its Founder Shares at least equal to the aggregate of the number of the Assigned Securities and the number of securities that constitute “Assigned Securities” under any other similar agreement that the Sponsor enters into (or as previously entered into) and shall retain all economic benefits related to such securities.

4.7.	Reliance on Representations and Warranties. The Sponsor understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sponsor set forth in this Agreement.

4.8.	No Pending Actions. There is no action pending against the Sponsor or Pegasus or, to the Sponsor’s knowledge, threatened against the Sponsor or Pegasus, before any court, arbitrator or governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor or Pegasus of its obligations under this Agreement.

5.	Governing Law; Jurisdiction; Waiver of Jury Trial.

5.1.	This Agreement and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

5.2.	Any proceeding or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the U.S. District Court for the Southern District of New York (or, to the extent such court does not have subject matter jurisdiction, any state court located in The City and County of New York ), and each of the parties irrevocably (a) submits to the exclusive jurisdiction of each such court in any such proceeding or action, (b) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (c) agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court and (d) agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence an action or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this section.

5.3.	The parties each hereby waive, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action or cause of action arising under this Agreement or the transactions contemplated hereby, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties each hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each such party understands and has considered the implications of this waiver, (c) each such party makes this waiver voluntarily and (d) each such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this section.

6.	Assignment; Entire Agreement; Amendment.

6.1.	Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by either the Sponsor or Investor to any person shall require the prior written consent of the other party; provided, that no such consent shall be required for any such assignment by Investor to one or more Permitted Transferees that executes a Joinder hereto.

6.2.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

6.3.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

6.4.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

7.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

8.	Counterparts. This Agreement may be executed in counterparts, which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.	Survival; Severability.

9.1.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

9.2.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

10.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.	Disclosure; Waiver. As soon as practicable, Pegasus will file (to the extent that it has not already filed) a Current Report on Form 8-K under the Exchange Act reporting the material terms of this Agreement, the transactions contemplated hereby and any other material, non-public information that Pegasus has provided to Investor at any time prior to such filing. Upon such filing, to Pegasus’s knowledge, Investor shall not be in possession of any material non-public information received from Pegasus or any of its officers, directors or employees. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. Pegasus agrees that the name of Investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule. Investor (i) acknowledges that the Sponsor may possess or have access to material non-public information which has not been communicated to Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she or it may now have or may hereafter acquire, whether presently known or unknown, against the Sponsor or any of Pegasus’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including any potential business combination involving Pegasus, including without limitation, any claims arising under Rule 10b-5 of the Exchange Act; and (iii) is aware that the Sponsor is relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in this Section 11, in connection with the transactions contemplated by this Agreement.

12.	Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Investor and the Sponsor as, and the Sponsor acknowledges that Investor and the Sponsor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Sponsor acknowledges that Investor and the Sponsor are not acting in concert or as a group, and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

13.	Most Favoured Nation. In the event the Sponsor or Pegasus enter one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Meeting, the Sponsor and Pegasus represent that the terms of such other agreements are not materially more favourable to such other investors thereunder than the terms of this Agreement are in respect of Investor. In the event that another investor is afforded any such more favourable terms than Investor, the Sponsor shall promptly inform Investor of such more favourable terms in writing, and Investor shall have the right to elect to have such more favourable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[INVESTOR]
By:
Name:
Title:

SPONSOR: Pegasus Digital Mobility Sponsor LLC
By:
Name:
Title:

TOPCO: Pegasus TopCo B.V.
By:
Name:
Title:

Pegasus is signatory to this Agreement solely for the purposes of receiving the benefit of the undertakings by the Investor in Section 1 and the representations from the Investor in Section 3.

PEGASUS: Pegasus Digital Mobility Acquisition Corp.
By:
Name:
Title:

[Signature Page to Non-Redemption Agreement]

Exhibit A

Investor:	Assigned Securities / Economic Interest Assigned	Number of Public Shares and/or New Shares
Address:
	[●] Class B Ordinary Shares	[●] Class A Ordinary Shares

EXHIBIT B

FORM OF JOINDER

TO

REGISTRATION RIGHTS AGREEMENT

[●], 2024

Reference is made to that certain Non-Redemption Agreement and Assignment of Economic Interest, dated as of [●], 2024 (the “Agreement”), by and among the investor listed on Exhibit A to the Agreement (“Investor”), Pegasus Digital Mobility Acquisition Corp. (“Pegasus”) and Pegasus Digital Mobility Sponsor LLC (the “Sponsor”), pursuant to which Sponsor agreed to transfer to Investor and Investor agreed to acquire from Sponsor securities of Pegasus. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Investor hereby agrees, as of the date first set forth above, that Investor shall become a party to that certain TopCo Registration Rights Agreement, by and among Pegasus, the Sponsor, TopCo and the other parties signatory thereto (as it exists on the date of the Agreement, the “Registration Rights Agreement”), and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Assigned Securities (together with any other equity security of Pegasus or TopCo issued or issuable with respect to any such Assigned Securities by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein and in the Registration Rights Agreement is between Pegasus and Investor, solely, and not between and among Investor and the other shareholders of Pegasus signatory thereto.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

[INVESTOR]
By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

Pegasus Digital Mobility Acquisition Corp.
By:
Name:
Title: